UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2025

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1400, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 30, 2025, Hobart C. Kalkstein, Executive Vice President and President, Reinforcement Materials Segment of Cabot Corporation (the “Company”), informed the Company’s Board of Directors (the “Board”) of his decision to step down from those positions, effective June 15, 2025. Mr. Kalkstein will remain an employee of Cabot serving in an advisory capacity through his retirement on January 5, 2026 to assist in a smooth transition. The Board has appointed Matthew Wood a Senior Vice President of the Company, and Mr. Wood will succeed Mr. Kalkstein as President, Reinforcement Materials Segment.

(e) In connection with Mr. Kalkstein’s retirement from the Company and as an inducement for Mr. Kalkstein to remain an employee until January 5, 2026 to assist with the transition of responsibilities, the Company and Mr. Kalkstein have entered into a transition agreement (the “Transition Agreement”) under which, upon the termination of Mr. Kalkstein’s employment, and Mr. Kalkstein’s execution and delivery of a post-employment general release and waiver of claims and a non-competition and non-solicitation agreement, the Company has agreed to extend the exercise period of Mr. Kalkstein’s vested options to purchase the Company’s common stock (which would otherwise expire on the date that is three months following the termination of employment) until the earlier of (i) thirty-six months following the termination of employment and (ii) the original expiration date of the option. Further, as consideration for Mr. Kalkstein’s obligations under the non-competition and non-solicitation agreement and as provided in Kalkstein’s employment agreement with the Company, during the twelve-month period of non-competition and non-solicitation provided for in the Transition Agreement, the Company will continue to pay Mr. Kalkstein compensation at the rate of one-half of his base salary of wage being paid to him at his retirement date. These arrangements are subject to Mr. Kalkstein’s continued compliance with his obligations to the Company, including regarding confidential information and proprietary developments.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Transition Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and which is incorporated in this Item 5.02 by reference.

Item 7.01.	Regulation 7.01 Disclosure.

On June 3, 2025, the Company issued a press release announcing the retirement of Mr. Kalkstein, and the appointment of Mr. Wood, as Senior Vice President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Transition Agreement, dated May 30, 2025, between Cabot Corporation and Hobart C. Kalkstein

99.1	Press release issued by Cabot Corporation on June 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Karen A. Kalita
Name:	Karen A. Kalita
Title:	Senior Vice President and General Counsel

Date: June 3, 2025